UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

The Laclede Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street

St. Louis, Missouri 63101

(Address of principal executive offices, including ZIP code)

(314) 342-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On December 14, 2012, The Laclede Group, Inc. (“Laclede”), through two newly formed wholly-owned subsidiaries (the “Acquisition Subsidiaries”), entered into definitive agreements to acquire (collectively the “Transaction”) from Southern Union Company (“SUG”), an affiliate of Energy Transfer Equity, L.P. (“ETE”) and Energy Transfer Partners, L.P. (“ETP”), substantially all of the assets and liabilities of Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”). MGE and NEG, each a division of SUG, are primarily engaged in the local distribution of natural gas to approximately 500,000 and 50,000 residential, commercial and industrial customers in western Missouri and Massachusetts, respectively.

Each acquisition will be effected pursuant to a separate purchase and sale agreement among Laclede, the applicable Acquisition Subsidiary and SUG (respectively, the “MGE Acquisition Agreement” and the “NEG Acquisition Agreement”, and collectively, the “Acquisition Agreements”). The consideration for the Transaction is $1.035 billion, consisting of $975 million for MGE and $60 million for NEG less, in the case of NEG, the assumption of nearly $20 million of long-term debt. In each case, the consideration will be subject to certain post-closing adjustments in accordance with the terms of the applicable Acquisition Agreement. Laclede has guaranteed the performance of all obligations of each Acquisition Subsidiary under each Acquisition Agreement, including the payment of the purchase price.

Representations, Warranties and Covenants

Each Acquisition Agreement includes customary representations, warranties and covenants of the respective Acquisition Subsidiary and SUG. SUG will operate MGE and NEG, as the case may be, in the ordinary course until the Transaction is consummated, with customary limitations on capital expenditures and restrictions on initiation of general rate proceedings and entry into material contracts during such period. SUG has also agreed to cooperate with the Acquisition Subsidiaries’ efforts to obtain permanent financing, including preparing and delivering audited financial statements for MGE and NEG. The Acquisitions are not subject to any financing condition. See “Financing Commitment” below.

Each Acquisition Subsidiary and SUG have agreed to indemnify each other for breaches of representations, warranties and covenants, as well as losses resulting from assets or liabilities assumed or retained by each party, as applicable. SUG’s aggregate liability with respect to such indemnification obligations across both Acquisition Agreements is capped at $100 million for MGE and $12 million for NEG (except each Acquisition Agreement caps liability for breaches of the representations and warranties related to capitalization and title to assets at the respective purchase price).

Conditions to Closing

Consummation of the Transaction is subject to customary conditions, including, without limitation: (i) the expiration or early termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (ii) the receipt of required approvals from the Massachusetts Department of Public Utilities and the Missouri Public Service Commission, as applicable, and (iii) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Transaction. Laclede is required to agree to divestitures and business restructuring, subject to certain limitations, to obtain antitrust and regulatory approvals.

Termination

The Acquisition Agreements contain certain termination rights for both the respective Acquisition Subsidiary and SUG, including, among others, the right to terminate if the Transaction is not completed by October 14, 2013 (subject to up to four 30-day extensions under certain circumstances related to obtaining required regulatory approvals). In the event that SUG terminates the MGE Acquisition Agreement as a result of the failure of Laclede to obtain financing, the applicable Acquisition Subsidiary (and by its guarantee Laclede) may be required to pay SUG a “reverse break up” fee of $73.125 million, which amount will operate as liquidated damages and a cap on such Acquisition Subsidiary’s and Laclede’s combined liability for such breach.

Copies of the Acquisition Agreements are filed as Exhibit 2.1 and Exhibit 2.2 to this report and are incorporated herein by reference. The foregoing description of the Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreements.

Employee Agreements

On December 14, 2012, each Acquisition Subsidiary also entered into an employee agreement (together, the “Employee Agreements”) with Laclede and SUG to provide for the terms and conditions of their employment of persons currently employed by each of MGE and NEG. The Employee Agreements provide for base compensation and benefits for the employees substantially comparable, in the aggregate, to that in effect prior to the consummation of the Transaction.

Copies of the Employee Agreements are filed as Exhibit 2.3 and Exhibit 2.4 to this report and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements.

The Acquisition Agreements and Employee Agreements have been included to provide security holders with information regarding their terms. It is not intended to provide factual information about Laclede or SUG and should not be relied on by any other person or entity for any purposes. The Acquisition Agreements and Employee Agreements contain representations and warranties that each Acquisition Subsidiary and SUG made to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in those representations and warranties were made solely for purposes of the contract between each Acquisition Subsidiary and SUG and may be subject to important qualifications and limitations or other factors agreed to by each Acquisition Subsidiary or SUG in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Acquisition Agreements and Employee Agreements. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk between each Acquisition Subsidiary and SUG rather than establishing matters as fact. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Acquisition Agreements and Employee Agreements as statements of factual information.

Financing Commitment

On December 14, 2012, Laclede entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, “Wells Fargo”). Pursuant to the Commitment Letter, Wells Fargo has committed to provide a 364-day senior bridge term loan credit facility (the “Bridge Term Facility”) in an aggregate principal amount of up to $1.020 billion to fund the Transaction. The commitment is subject to various conditions, including (i) the absence of a material adverse effect having occurred with respect to either Laclede or MGE and NEG on a combined basis, (ii) no event of default existing under any other financing immediately prior to or after the making of any loan under the Bridge Term Facility, (iii) the execution of satisfactory definitive documentation and (iv) other customary closing conditions. Any permanent debt and equity financing obtained by Laclede on or prior to the closing of the Transaction will reduce the amount of the commitment.

A copy of the Commitment Letter is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter.

Item 7.01	Regulation FD Disclosure.

On December 17, 2012, Laclede, ETE and ETP announced in a joint press release that they had entered into the Transaction described above under Item 1.01. A copy of the joint press release is furnished as Exhibit 99.2. The information furnished in this Item 7.01 and in Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of Laclede’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the transaction described above may not be consummated or that the anticipated benefits from the transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in Laclede’s Annual Report on Form 10-K for the year ended September 30, 2012, and other documents filed by Laclede from time to time with the Securities and Exchange Commission. Laclede undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01	Financial Statements and exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Purchase and Sale Agreement for Missouri Gas Energy dated December 14, 2012.
2.2	Purchase and Sale Agreement for New England Gas Company dated December 14, 2012.
2.3	Employee Agreement for Missouri Gas Energy dated December 14, 2012.
2.4	Employee Agreement for New England Gas Company dated December 14, 2012.
99.1	Commitment Letter dated December 14, 2012.
99.2	Press Release dated December 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: December 17, 2012	By:	/s/ S. Sitherwood
	Name:	S. Sitherwood
	Title:	President and Chief Executive Officer

Exhibit Index

Number	Exhibit

2.1	Purchase and Sale Agreement for Missouri Gas Energy dated December 14, 2012.
2.2	Purchase and Sale Agreement for New England Gas Company dated December 14, 2012.
2.3	Employee Agreement for Missouri Gas Energy dated December 14, 2012.
2.4	Employee Agreement for New England Gas Company dated December 14, 2012.
99.1	Commitment Letter dated December 14, 2012.
99.2	Press Release dated December 17, 2012.